SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 1, 2004

SWS GROUP, INC.

(Exact name of Registrant as specified in its charter)

DELAWARE	No. 0-19483	No. 75-2040825
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS employer Identification No.)

1201 ELM STREET, SUITE 3500

DALLAS, TEXAS 75270

(Address, including zip code, of principal executive office)

Registrants’ telephone number, including area code: 214-859-1800

Not applicable

(Registrant’s former name or address, if changed since last report)

Item 9. Regulation FD Disclosure

Pursuant to General Instruction B.1 of Form 8-K, the following information shall be deemed to be “furnished” and not “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, and, therefore, shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended:

Since November 2003, Southwest Securities, Inc., a broker-dealer subsidiary of the Company, has been responding to inquiries and subpoenas from the Securities and Exchange Commission as part of an industry-wide review of market timing, late trading and other activities involving mutual funds. The Company is cooperating with the SEC and is conducting its own internal review. Although the Company is unable to predict the ultimate outcome of these matters, the Company believes the SEC may commence enforcement proceedings against the firm and certain individuals. Resolution of these issues could have a material adverse effect on the Company.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SWS GROUP, INC.
Date: April 1, 2004

By:	/s/ Donald W. Hultgren
Donald W. Hultgren
Chief Executive Officer